Exhibit 99.1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of November 14, 2025, is by and among EFM Asset Management, EFM Group Limited, Pu Luo Chung VC Private Limited and Mr. Jeffrey Gerard Emmanuel (collectively, the “Filers”). Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13G with respect to Ordinary Shares of Bullish beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13G on behalf of each of the Filers, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

Each of the Filers agrees to be responsible for the timely filing of the Schedule 13G and for the completeness and accuracy of the information concerning itself contained therein. This Joint Filing Agreement may be terminated by any of the Filers upon written notice.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 14th day of November, 2025.

EFM Asset Management
By:
/s/ Jeffrey Gerard Emmanuel
Jeffrey Gerard Emmanuel
Chief Investment Officer

EFM Group Limited
By:
/s/ Jeffrey Gerard Emmanuel
Jeffrey Gerard Emmanuel
Director

Pu Luo Chung VC Private Limited
By:
/s/ Jeffrey Gerard Emmanuel
Jeffrey Gerard Emmanuel
Director

/s/ Jeffrey Gerard Emmanuel
Jeffrey Gerard Emmanuel